Exhibit 99.1

August 28, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK to Participate in Barclays CEO Energy Conference
TULSA, Okla. - Aug. 28, 2014 - ONEOK, Inc. (NYSE: OKE) will present at the Barclays CEO Energy Conference in New York City on Tuesday, Sept. 2, 2014.
Terry K. Spencer, ONEOK president and chief executive officer, will present at the conference on Tuesday, Sept. 2, at 2:25 p.m. Eastern Daylight Time (1:25 p.m. Central Daylight Time).
Spencer and Derek S. Reiners, ONEOK senior vice president, chief financial officer and treasurer, also will conduct a series of one-on-one meetings with investment-community representatives at the conference.
The conference will be webcast and will be accessible on ONEOK’s website, www.oneok.com. A replay of the webcast will be archived for 30 days.

The presentation will be posted on its website that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

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ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2014, owns 38.5 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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